Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) dated as of October 1, 2009 (the “Effective Date”) is entered into by and between Dune Energy, Inc., a Delaware corporation having its principal place of business at Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002 (the “Company”), and James A. Watt, an individual residing in the State of Texas (“Executive”).

WHEREAS, the Executive serves as the Company’s President and Chief Executive Officer pursuant to an Amended and Restated Employment Agreement dated as of December 30, 2008 (the “Prior Agreement”);

WHEREAS, notwithstanding that the term of the Prior Agreement has not expired, the parties thereto wish to amend and restate such Prior Agreement and enter into this Agreement pursuant to which Executive shall continue to serve in the capacity of President and Chief Executive Officer; and

WHEREAS, the Company desires to employ Executive and Executive desires to be employed by the Company in the capacity and for the term and compensation and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the parties agree as follows:

1.          TITLE; RESPONSIBILITIES; REPORTING:  Employer hereby employs the Executive and the Executive hereby accepts employment upon the terms and conditions hereinafter set forth. During the term of this Agreement, Executive shall diligently and faithfully: (a) serve the Company in the capacity of President and Chief Executive Officer (principal executive officer for SEC reporting purposes); (b) report directly to the Company’s Board of Directors (the “Board”); (c) discharge and carry out all duties and responsibilities as may from time to time be assigned, and such directions as may from time to time be given, to Executive by the Board; and (d) abide by and carry out the policies and programs of the Company in existence or as the same may be changed from time to time.

2.          EXCLUSIVITY:  All services to be provided by Executive under this Agreement shall be performed by Executive personally. During the term of this Agreement, Executive shall devote substantially all of Executive’s business time, attention and energies and all of his skills, learnings and best efforts to the business of Company. At all times during the term of this Agreement, the services required of Executive and the location at which he performs such services shall not require that he reside outside of the State of Texas, except for travel in the ordinary course of business. Executive may (a) serve on corporate, civil or charitable boards or committees, (b) manage personal investments, and (c) deliver lectures and teach at educational institutions or events so long as such activities do not significantly interfere with the performance of Executive’s duties hereunder. It is expressly understood and agreed that to the extent that any such activities have been conducted by Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of Executive’s responsibilities to the Company.

3.          TERM:  The initial term of this Agreement shall commence on October 1, 2009 and end on the third year anniversary of the Effective Date unless sooner extended by agreement of the parties or earlier terminated in accordance with the provisions of this Agreement. The date on which this Agreement is scheduled to expire is referred to as the “Termination Date.” Unless the Company or Executive gives written notice to the other party at least 60 days prior to the Termination Date of its or his intention to terminate this Agreement or to renegotiate its terms, this Agreement shall renew and continue in effect for successive one-year periods, and each anniversary from such original Termination Date shall thereafter be designated as the “Termination Date” for all purposes under this Agreement. The term of this Agreement, whether as originally scheduled, extended by agreement, or shortened pursuant to an earlier termination in accordance herewith is referred to as the “Term.”

4.          BASE SALARY:  The Company shall pay to Executive a base salary at the rate of $550,000.00 per annum. Executive’s base salary may be reviewed and adjusted from time to time by the Board in its discretion, subject to Executive’s rights under Paragraph 16 of this Agreement. The base salary shall be paid in equal monthly installments on the fifteenth day of each month and shall be subject to such deductions by the Company as are required to be made pursuant to law, government regulations or order. Executive understands and agrees that Executive is an exempt employee as that term is applied for purposes of Federal or state wage and hour laws, and further understands that Executive shall not be entitled to any compensatory time off or other compensation for overtime.

5.          PERFORMANCE BONUS:  For each calendar year during the Term of this Agreement, Executive shall be eligible to earn an annual performance bonus (“Bonus”). The amount of the Bonus shall be targeted at one-hundred percent (100%) of the then applicable base salary (the “Target Bonus”), based upon the following performance criteria, as measured from January 1 through December 31 of each bonus year (the “Annual Bonus Period”): (1) growth in proved reserves (“Proved Reserves”) as that term is used by the Society of Petroleum Engineers and the World Petroleum Council in their March 1997 Petroleum Reserves Definitions; (2) increase in annual production volumes; (3) finding and development costs; and (4) achievement of individual goals for Executive as established by the Board. The actual Bonus may be less than or more than the Target Bonus based upon the assessment by the Board, in its sole and absolute discretion, of Executive’s performance against such criteria. Notwithstanding the foregoing, in no event shall the Bonus awarded in any year exceed two-hundred percent (200%) of the then applicable base salary. The Bonus will be paid to Executive within sixty (60) days after the Board’s determination that such Bonus has been earned, but in no event more than two and one-half months after the end of the Annual Bonus Period.

6.          RESTRICTED STOCK GRANT:  Upon the execution of this Agreement, and subject to the availability of sufficient shares under the Company’s 2007 Stock Incentive Plan (“Plan”) as more fully detailed below, the Company shall grant a restricted stock award to Executive of 1,250,000 shares of the Company’s common stock, par value $0.001 per share (the “Restricted Shares”) in accordance with the terms, and subject to the conditions, of the Restricted Stock Agreements of even date herewith, between the Company and Executive. The Board may, in its sole discretion, award Executive additional annual stock grants during the Term. Under the Restricted Stock Agreements, the Restricted Shares shall vest with respect to 279, 167 shares on September 30, an additional 279,166 shares on September 30, 2011, and 279,167 shares on September 30, 2012, so long as Executive is employed on the vesting date (the “Time-Vesting Shares”). The remaining shares will vest based on Proved Reserves and TSR Performance, in accordance with the applicable award agreement (the “Performance Shares”). In the event there are insufficient shares available under the Plan to grant the full number of Restricted Shares set forth above, available shares in the Plan shall first be used to issue the Time-Vesting Shares and any remaining shares shall be used to issue the Performance Shares. The Company may, in its discretion, allocate available shares proportionately between its obligations to Executive under the Restricted Stock Agreements and its obligations to Frank Smith under its restricted stock agreements with Frank Smith of even date herewith. Any shortfall in the number of shares issued shall be remedied no later than ten (10) days after additional shares become available under the Plan. If no such additional shares become available under the Plan, the Company may offer alternative compensation in satisfaction of its obligations under the Restricted Stock Agreements, but Executive is not obligated to accept such alternative compensation and may elect to exercise any remedies available to Executive under this Agreement.

For purposes of this paragraph, the following terms apply:

     (a) “Performance Period” means the period beginning on the first day of the fiscal quarter in which the Effective Date occurs and ending on the last day of the fiscal quarter ending prior to the third anniversary of the Effective Date.

     (b) “Proved Reserves” shall have the meaning set forth in Paragraph 5 of this Agreement.

     (c) “Peer Group” refers to the following companies:

•	Brigham Exploration Company

•	Callon Petroleum Company

•	Energy XXI, Ltd.

•	GMX Resources, Inc.

•	Goodrich Petroleum Corporation

•	Meridian Resource Corporation

•	Parallel Petroleum Corporation

•	PetroQuest Energy, Inc.

•	RAM Energy Resources, Inc.

•	Venoco, Inc.

Notwithstanding the foregoing, if any company included in the Peer Group ceases to be publicly traded by reason of merger, acquisition, liquidation, bankruptcy, or any other reason, the Board may, in its sole discretion, add a replacement company to the Peer Group.

     (d) “Total Stock Return” refers to the percentage growth in share price, adjusted for dividends and stock splits, over the Performance Period, as measured by comparing (i) the average share price for the 30-day period counting from the first day of the Performance

Period to (ii) the average share price for the 30-day period ending on the last day of the Performance Period. For example, if the share price, adjusted for dividends and stock splits, increases over the Performance Period from $0.15 to $0.24, Total Stock Return is 60% (($0.24/$0.15) – 1).

“TSR Performance” is the percentile rank of the Company among the Peer Group. In determining TSR Performance, all companies in the Peer Group, as well as the Company, shall be ranked from lowest-to-highest Total Stock Return. So, for example, if Dune has the highest Total Stock Return as compared to the Peer Group as currently defined, it would be ranked 11. The Company’s percentile rank shall thereafter be computed as follows:

Percentile =	[ 100 × (Rank of the Company – 0.5) ]
(Number of companies in Peer Group + 1)

Vesting based on Proved Reserves. If, at the end of the Performance Period, Proved Reserves are equal to or greater than 179 Bcfe, 275,000 shares shall vest. Otherwise, none shall vest.

Vesting based on TSR Performance. In addition, if the Company’s TSR Performance equals or exceeds the 50th percentile of the Peer Group, 137,500 shares shall vest. Otherwise, none shall vest.

7.          FRINGE BENEFITS:  During the Term of this Agreement, Executive shall be entitled to major medical and full hospital insurance for Executive, his spouse and immediate dependents, provided that Executive and his family are insurable at “standard rates”. Executive shall also be entitled to such disability, life insurance, and other similar benefits as may be made available to other senior officers of the Company under such group benefit plans and/or programs as may be maintained by the Company from time to time, subject to any eligibility, co-payment and waiting period requirements under or applicable to any such benefit plans and/or programs. Executive acknowledges and agrees that the Company has the right, in its sole discretion, to amend, modify or terminate any such benefit plan or program at any time and for any reason or for no reason. Executive’s entitlement to such benefits shall end upon the termination of his employment with the Company, however caused, except as provided (a) by applicable law or (b) by the express terms of any such group benefit plan or program maintained by the Company.

8.          VACATION, ETC.:  During the Term of this Agreement, Executive shall be entitled to six (6) weeks paid vacation each twelve (12) months, to be taken at such time or times as shall be consistent with the proper performance by Executive of his duties. No unused vacation, holidays, sick leave or personal days may be carried forward from year to year, nor, except as provided below, shall accrued unused vacation be paid out in cash. In the event that Executive’s employment terminates by virtue of “Termination Without Cause”, “Resignation for Good Reason”, death or disability, then Executive shall be entitled to payment for any accrued but unused vacation days during the year such termination occurs.

9.          EXPENSE REIMBURSEMENT; TRAVEL POLICY; RELOCATION EXPENSES:

     a.        The Company shall provide Executive with such reasonable business lodging and travel expense reimbursements as are consistent with the Company’s policies in effect from time to time as they pertain to senior officers of the Company. All reimbursements by the Company provided for in this Agreement are conditioned upon Executive’s submission to the Company of reasonably satisfactory documentation and an itemized account for such expenses within a reasonable period after they are incurred. Expense reports and requests for reimbursement which are submitted later than two months after the expense is incurred will not be reimbursed without the approval of the Company’s Chief Financial Officer.

     b.        The Company acknowledges its prior agreement to reimburse Executive for his expenses incurred in relocating from the Dallas/Fort Worth area to Houston, Texas, which expenses included, inter alia, commission on sale of Executive’s existing home in the Dallas/Fort Worth area (the “Relocation Expenses”). The Company acknowledges and agrees to its continuing obligation to reimburse Executive for any Relocation Expenses that have not been reimbursed to Executive as of the Effective Date of this Agreement. Any such Relocation Expenses paid in any one year will not affect the amount eligible for reimbursement in any other year. This reimbursement obligation will remain in effect until the earlier of the date that is five years from the end of the Term of this agreement (including any extensions of the Term resulting from contract renewal), or the date the obligation is satisfied through payment of all such Relocation Expenses.

10.        OTHER EMPLOYEE BENEFIT PLANS:  During the Term, Executive shall be entitled to participate in all employee, Executive or key-employee benefit or incentive compensation plans maintained or established by the Company for the purpose of providing compensation and/or benefits to employees, Executives or key employees, generally, including without limitation, all pension, retirement, profit sharing, savings, stock option, deferred compensation and/or restricted stock grants. Unless otherwise provided herein, the compensation and benefits hereunder, and Executive’s participation in such plans, practices and programs shall be on the same basis and terms as applicable to the other eligible participants in the particular plan, practice or program. No additional compensation provided under any such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of Executive’s entitlements hereunder.

11.        DEATH OF EXECUTIVE:  In the event of Executive’s death during the Term of this Agreement, the Company’s obligations and agreements under this Agreement shall automatically terminate as of the date of such death, and in full satisfaction thereof, the Company shall pay to Executive’s estate any base salary earned and unpaid through the date of such death and any business expenses or other fringe benefits otherwise due to Executive. Executive’s estate shall also be entitled to payment for (i) any Bonus earned in the year preceding such termination but not yet paid and (ii) accrued but unused vacation days during the year such termination occurs. Such event shall not be deemed a “Termination Without Cause” as defined in Paragraph 17 below. Payment of amounts owed under this Paragraph 11 shall be made in a lump sum cash payment within fifteen (15) days after the date of the Executive’s termination of employment. Except for the Company’s obligation to reimburse Relocation Expenses as provided in paragraph 9(b), which shall continue in force and effect, all other obligations of the Company under this

Agreement shall automatically cease, and Executive’s estate shall not be entitled to any other salary, payments or benefits otherwise payable to Executive under this Agreement, except as otherwise required by law.

12.        DISABILITY OF EXECUTIVE:  If Executive shall, during the term of this Agreement, suffer a “Disability,” (as defined, from time to time, in a disability plan that the Company may maintain for the benefit of its senior officers (a “Disability Plan”) or, whenever no such Disability Plan exists, as defined in accordance with the meanings on Exhibit A-1 hereto), then the Company shall have the right to terminate this Agreement and the Executive’s employment by written notice of such Disability to Executive, whereupon the Company’s obligations and agreements under this Agreement shall automatically terminate as of the date of such notice, and in full satisfaction thereof, the Company shall pay to Executive any base salary earned and unpaid through the date of such notice (less any payments received by Executive under a Disability Plan) and any business expenses or other fringe benefits otherwise due to Executive. Executive shall also be entitled to payment for (i) any Bonus earned in the year preceding such termination but not yet paid and (ii) accrued but unused vacation days during the year such termination occurs. No such termination shall be deemed a “Termination Without Cause”. Payment of amounts owed under this Paragraph 12 shall be made in a lump sum cash payment within fifteen (15) days after the date of the Executive’s termination of employment. Except for the Company’s obligation to reimburse Relocation Expenses as provided in paragraph 9(b), which shall continue in force and effect, all other obligations of the Company under this Agreement shall automatically cease, and Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.

13.        RESIGNATION NOTICE; TERMINATION:  Executive agrees to give thirty (30) days’ prior written notice to the Company of any decision by Executive to resign during the Term of this Agreement (such notice hereinafter referred to as a “Resignation Notice”). Executive acknowledges and understands that these notice periods are for the exclusive benefit of the Company, and do not confer any employment obligation on the Company. If the Company receives any such Resignation Notice, the Company may elect, in its sole discretion and for any reason or for no reason, to terminate Executive’s employment, either immediately or at any point during the period indicated in such notice.

14.        POST-RESIGNATION ACTIONS:  If Executive decides to resign from Executive’s employment with the Company, Executive agrees to make no public announcement and no statement to persons or entities doing business with the Company concerning Executive’s departure prior to Executive’s termination date without the written consent of the Company, and to continue faithfully performing and discharging Executive’s duties and responsibilities for the Company from the date of such Resignation Notice until such termination date.

15.        POST-RESIGNATION OBLIGATIONS:   Except as provided below with respect to resignations for “Good Reason,” no resignation under Paragraph 13 hereof (or termination by the Company following a Resignation Notice) shall be deemed to be or treated as if it was a “Termination Without Cause” as defined below. Executive agrees and understands that, in the event of any such resignation (or termination by the Company following a Resignation Notice), Executive shall be entitled to receive Executive’s then applicable base salary through the date of termination of Executive’s employment and any business expenses otherwise due to Executive. Executive shall also be entitled to payment for any Bonus earned in the year preceding such resignation but not yet paid. Payment of amounts owed under this Paragraph 15 shall be made in a lump sum cash payment within fifteen (15) days after the date of the Executive’s termination of employment. All other obligations of the Company under this Agreement shall automatically cease, and Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law. The parties further agree and understand that, in the event of any such resignation (or termination by the Company following a Resignation Notice), Executive’s obligations and agreements under Paragraphs 23 through 27 hereof shall continue in full force and effect in the manner and on the terms set forth herein.

16.        RESIGNATION FOR GOOD REASON:  If Executive resigns for “Good Reason” (as defined below), then such a resignation (a “Resignation for Good Reason”) shall be treated hereunder as if it were a “Termination Without Cause” as defined in Paragraph 17 below. “Good Reason” means any of the following failures or conditions which shall remain uncured thirty (30) days after written notice of such failure or condition is received by the Company from Executive, provided Executive gives the Company such notice no later than ninety (90) days after becoming aware of such failure or condition: (i) the failure of the Company to continue Executive in the position of the President and Chief Executive Officer of the Company (or such other senior Executive position as may be offered by the Company and which Executive in his sole discretion may accept); (ii) material diminution by the Company of Executive’s responsibilities, duties, or authority in comparison with the responsibilities, duties and authority held during the six month period immediately preceding such diminution, or assignment to Executive of any duties inconsistent with Executive’s position as the senior Executive officer of the Company (or such other senior Executive position as may be offered by the Company and which Executive in his sole discretion may accept); (iii) failure by the Company to pay and provide to Executive the compensation and benefits provided for in this Agreement to which Executive is entitled; or (iv) the requirement that Executive relocate his residence outside of the State of Texas.

17.        TERMINATION WITHOUT CAUSE:  Executive’s employment under this Agreement may be terminated at any time by the Company, without cause, upon fourteen (14) days’ written notice to Executive (such termination referred to throughout this Agreement as a “Termination Without Cause”). In the event of any such Termination Without Cause, or if Executive resigns his employment for Good Reason, (a) Executive shall be entitled to receive Executive’s then applicable base salary through the date of termination of Executive’s employment and any business expenses or fringe benefits otherwise due to Executive and (b) in addition, the Company agrees to pay to Executive, as severance pay and in lieu of any further compensation for any subsequent period, an amount equal to two and ninety-nine one-hundredths times (2.99X) the sum of the (1) Executive’s then applicable base salary and (2) the Target Bonus (the “Severance Payment”). Executive shall also be entitled to payment for (i) any Bonus earned in the year preceding such termination but not yet paid and (ii) accrued but unused vacation days during the year such termination occurs. At the termination date, all of the Restricted Shares granted to Executive under the Restricted Stock Agreement (Employees/Time Vesting Agreement) of even date herewith (but not those Restricted Shares that vest based on Proved Reserves or TSR Performance) will be immediately vested in accordance with that Restricted Stock. Agreement and any similar time-vested stock options or other grants made to Executive pursuant to any incentive or benefit plans then in effect shall vest in accordance with the terms of any such plans. Except for the Company’s obligation to reimburse Relocation Expenses as provided in paragraph 9(b), which shall continue in force and effect, all other obligations of the Company under this Agreement shall automatically cease, and Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.

18.        TERMINATION FOLLOWING CHANGE OF CONTROL:  If Executive’s employment is terminated by the Company within twelve (12) months after a Change of Control (as defined below) for reasons other than Cause as defined in Paragraph 20 of this Agreement, Disability, or Executive’s death, or if Executive resigns his employment for Good Reason within twelve (12) months after a Change of Control, then (a) Executive shall be entitled to receive Executive’s then applicable base salary through the date of termination of Executive’s employment and any business expenses or fringe benefits otherwise due to Executive and (b) in addition, the Company agrees to pay to Executive, the Severance Payment. Executive shall also be entitled to payment for (i) any Bonus earned in the year preceding such termination but not yet paid and (ii) accrued but unused vacation days during the year such termination occurs. At the termination date, all of the Restricted Shares (both time-vesting and performance-based) granted to Executive will be immediately vested in accordance with the Restricted Stock Agreement and any stock options or other grants made to Executive pursuant to any incentive or benefit plans then in effect shall vest in accordance with the terms of any such plans. Except for the Company’s obligation to reimburse Relocation Expenses as provided in paragraph 9(b), which shall continue in force and effect, all other obligations of the Company under this Agreement shall automatically cease, and Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.

“Change of Control,” as used herein, shall mean

a.          Change in the ownership of the Company — the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; or

b.          Change in the effective control of the Company

    i.          The date any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or

    ii.          The date a majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election; or

c.          Change in the ownership of a substantial portion of the Company’s assets — the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the corporation immediately before such acquisition or acquisitions.

19.        TIMING OF SEVERANCE PAYMENTS:  Payments under Paragraphs 17 and 18 of this Agreement shall be paid to Executive in six (6) equal monthly installments commencing on the first day of each month following the date of termination. Notwithstanding the foregoing, if Executive is a “specified employee,” as defined in Section 409A of the Code, except to the extent permitted under Section 409A of the Code, no benefit or payment that is subject to Section 409A of the Code (after taking into account all applicable exceptions to Section 409A of the Code, including but not limited to the exceptions for short-term deferrals and for “separation pay only upon an involuntary separation from service”) shall be made under this Agreement on account of Executive’s “separation from service,” as defined in Section 409A of the Code, until the later of the date prescribed for payment in this Agreement and the 1st day of the 7th calendar month that begins after the date of Executive’s separation from service (or, if earlier, the date of death of Executive). Any such benefit or payment payable pursuant to this Agreement within the period described in the immediately preceding sentence will be deposited in a rabbi trust and will be payable in a lump sum cash payment, with interest accrued at the prime rate as published in the Wall Street Journal, on the payment date set forth in the immediately preceding sentence.

20.        TERMINATION FOR CAUSE:  The Company, upon a vote of the Company’s Board of Directors (excluding Executive) shall be entitled to immediately terminate Executive’s services in any of the following circumstances, each of which shall constitute “cause” for such termination:

a.          the breach by Executive, in any material respect, of this Agreement (including, without limitation, the refusal or other failure by Executive to perform any of Executive’s duties hereunder other than a failure to perform resulting from death or physical or mental disability) and failure by Executive to cure such breach within ten (10) days of written notice thereof from the Company;

b.          the commission by Executive of any act of dishonesty, fraud, intentional material misrepresentation or moral turpitude in connection with his employment, including, but not limited to, misappropriation or embezzlement of any funds of the Company or any of its affiliates;

c.          the commission by Executive of any (1) willful misconduct or gross negligence, or (2) intentional act having the effect of injuring the reputation, business or business relationships of the Company or any of its affiliates, and which intentional act would not reasonably be deemed to be in the best interests of the Company;

d.          the entering by Executive of a plea of guilty or nolo contendere to, or the conviction of Executive for, a crime (other than a routine traffic offense) which carries a potential penalty of imprisonment for more than ninety (90) days and/or a fine in excess of Ten Thousand Dollars ($10,000);

e.          Executive’s abuse of alcohol, prescription drugs or controlled substances to a degree which interferes with his performance on behalf of the Company;

f.          Executive’s deliberate disregard of any lawful material rule or policy of the Company’s Board of Directors and failure to cure the same within ten (10) days of written notice thereof from the Company; or

g.          excessive absenteeism of Executive other than for reasons of illness, after written notice from the Company with respect thereto.

If Executive is terminated for any of the reasons referred to in the above sub-paragraphs (a) through (g), all obligations of the Company under this Agreement (except for obligations specifically referred to as continuing) shall automatically cease, and Executive shall only be entitled to receive Executive’s then applicable base salary through the date of termination and any Bonus earned in the year preceding such termination but not yet paid. Payment of amounts owed under this Paragraph 20 shall be made in a lump sum cash payment within fifteen (15) days after the date of the Executive’s termination of employment. All other obligations of the Company under this Agreement shall automatically cease, and Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except for the obligation to pay Relocation Expenses payable under paragraph 9(b) herein or as otherwise required by law. The parties further agree and understand that, in the event of any such termination, Executive’s obligations and agreements under Paragraphs 23 through 27 hereof shall continue in full force and effect in the manner and on the terms set forth herein.

21.        PAYMENT UPON EXPIRATION OF TERM:  In the event that this Agreement expires by the arrival of a Termination Date without a prior termination or resignation, the Company agrees to pay to Executive his base salary and pro rata Target Bonus through the date of such expiration and any business expenses or fringe benefits otherwise due to Executive. Executive shall also be entitled to payment for any Bonus earned in the year preceding the expiration of the Agreement but not yet paid and accrued but unused vacation days during the year such expiration occurs. Payment of amounts owed under this Paragraph 21 shall be made in a lump sum cash payment within fifteen (15) days after the Termination Date. All other payments, benefits or arrangements provided by the Company shall cease immediately, except for the obligation to pay Relocation Expenses under Paragraph 9(b) herein or as otherwise required by law or the terms of any plan maintained by the Company. Notwithstanding the foregoing, the parties further agree and understand that, in the event of any such expiration, Executive’s obligations and agreements under Paragraphs 23 through 27 hereof shall continue in full force and effect in the manner and on the terms set forth herein.

22.        GROSS-UP PAYMENT:

a.          To the extent that (i) the payment of any Severance Payment under Paragraph 18 of this Agreement, (ii) vesting under the applicable Restricted Stock Agreements provided under Paragraph 6 of this Agreement, or (iii) the payment of any other benefit within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) under any other agreement (collectively, “Payments”) would result in any taxes being imposed against Executive under Section 4999 of the Code (the “Excise Tax”), or, to the extent that the reimbursement of any Relocation Expenses under Paragraph 9 hereof would result in any taxes being imposed against Executive under the Code (“Taxes”), then the Company shall pay, and Executive will be entitled to receive, a payment (the “Gross-Up Payment”) in an amount equal to such Excise Tax and/or Taxes, plus an amount as shall be required to hold Executive harmless from any tax liability relating to the payment of such Gross-Up Payment. To the extent Executive incurs any interest or penalties with respect to such Excise Taxes or Taxes (other than interest and penalties due to Executive’s failure to timely make any applicable election, file a tax return or pay taxes shown on his return) (the “Expenses”), then the Company shall reimburse Executive for such Expenses within five (5) days after Executive incurs such Expenses. This reimbursement obligation shall remain in effect during the applicable statute of limitations applicable to any such Expenses, and the amount of Expenses eligible for reimbursement during any taxable year of Executive will not affect the amount of Expenses eligible for reimbursement in any other taxable year of Executive. This right to reimbursement is not subject to liquidation or exchange for another benefit. To the extent the reimbursement by the Company of any Expenses is taxable to Executive, such taxable amount shall be subject to an additional Gross-Up Payment in an amount equal to such tax liability plus an amount as shall be required to hold Executive harmless from any tax liability relating to the payment of such Gross-Up Payment.

             This Paragraph 22 in no way alters or amends the Company’s obligation to pay gross-up amounts under the Prior Agreement in connection with the grant to Executive of Restricted Shares under the Restricted Stock Agreement dated as of April 17, 2007 between Executive and the Company.

b.          The Company shall bear any expense necessary in determining whether a Gross-Up Payment is required pursuant to Paragraph 22(a) of this Agreement. The Gross-Up Payment, if any, shall be paid by the Company to Executive within five (5) days after remittance by the Executive to the Internal Revenue Service of the applicable Excise Tax, Taxes and/or taxes related to the reimbursement of Expenses and the submission to the Company of appropriate documentation of such remittance as may be required by the Company.

23.        NONCOMPETITION:

a.          Executive expressly acknowledges that, in order to protect the Company, and persons and entities that do business with the Company, it is an essential condition of his employment that Executive agrees that during the Term of this Agreement and (unless this Agreement is terminated as a result of a Termination Without Cause or a Resignation For Good Reason):

    i.        for a period of one (1) year thereafter, Executive will not directly or indirectly, for his own account or on behalf of any other person or as an employee, consultant, manager, agent, broker, stockholder, director or officer of a corporation, investor, owner, lender, partner, joint venturer, or otherwise engage in any business which is then directly engaged in the exploration, drilling or production of natural gas or oil, within any one (1) mile radius from any property in which the Company has an ownership, leasehold or participation interest at the date of such termination;

    ii.       for a period of one (1) year thereafter (i) solicit, entice or induce any Customer (as defined below) of the Company to cease or limit its business with the Company (except if and to the extent directed to do so by the Chairman, Vice Chairman or Board of Directors of the Company), or to become a customer, supplier, vendor or client of any other person (including, without limitation, Executive, individually) or entity engaged in any activity or business competitive with the Company if as a consequence thereof such party shall reduce the business it does with the Company or (ii) interfere with the relationship between the Company and any Customer, and Executive shall not cause, assist or facilitate any person or entity in taking any such prohibited actions;

    iii.      for a period of one (1) year thereafter, solicit, attempt to solicit or entice away from the Company’s employment, any employee of the Company, or disrupt or interfere with, or attempt to disrupt or interfere with, the Company’s relationship with any such person, and Executive shall not cause, assist or facilitate any person or entity in taking any such prohibited action;

    iv.      disparage the Company or any of its shareholders, directors, officers, employees or agents or take any actions that are harmful to the Company’s goodwill with its customers, employees or the public; and

    v.       engage in any act or practice the purpose of which is to evade the provisions of this covenant not to compete or to commit any act which adversely affects the business of the Company.

For purposes of this Agreement, a “Customer” of the Company shall mean any person or entity, who or which is, or was at any time within the prior one year period, a purchaser of goods or services from the Company, a landlord, sublandlord, licensor, licensee or supplier of (or prospective purchaser, landlord, sublandlord, licensor, licensee or supplier, provided the Company was in active discussions with such party prior to the termination of this Agreement), to or from the Company, as the case may be.

b.          It is understood by Executive that the covenants contained in this Paragraph 23 are essential elements of this Agreement and that, but for the agreement of Executive to comply with such covenants, the Company would not have agreed to enter into this Agreement and would not pay Executive the agreed compensation for his services. Executive acknowledges that the provisions of this Paragraph 23 are reasonable and necessary for the protection of the Company and that enforcement of the provisions of this Paragraph 23 shall not result in an unreasonable deprivation of the right of Executive to earn a living. The existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. The covenants of Executive in this Paragraph 23 shall be construed as agreements independent of any provision in this Agreement. In the event a court of competent jurisdiction determines that the provisions of this Paragraph 23 are excessively broad as to duration, geographical scope or activity, it is expressly agreed that Paragraph 23 shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such overbroad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

24.        NON-DISCLOSURE OF CONFIDENTIAL INFORMATION:

a.          Executive acknowledges and agrees that Executive’s services for the Company shall bring Executive into contact with sensitive or secret information relating to the Company, its successors, subsidiaries, assigns, officers, Executives, associated entities and/or agents including, but not limited to (i) information concerning the objectives, plans, commitments, contracts, leases, operations, executives, methods, market investigations, surveys, research, records, and costs and prices of the Company and/or the Company’s subsidiaries or associated entities, (ii) information concerning the identities, objectives, plans, preferences, needs, requests, specifications, commitments, contracts, operations, methods and records of the Company’s and/or its subsidiaries’ or associated entities’ lenders, prospective lenders, investors, owners and/or prospective owners, and (iii) any and all information, trade secrets or ideas that give the Company or its subsidiaries or associated entities the opportunity to obtain an advantage over such competitors of the Company or of such subsidiaries or associated entities that do not know or use such information, trade secrets or ideas (the “Confidential Information”).

b.          Executive further understands and acknowledges that Confidential Information includes not only recorded or written information, but information that Executive can recall or reconstruct from Executive’s memory.

c.          Executive agrees that he will, at all times, faithfully hold all such Confidential Information in the strictest of confidence and will, at all times, use his best efforts and highest diligence to keep such Confidential Information secret, to guard against its disclosure, and never, directly or indirectly, to disclose or divulge any such Confidential Information to any person, company, firm or other entity, or to use the same, except that (i) Executive may use Confidential Information as necessary to perform his duties of employment with the Company, (ii) Executive may disclose Confidential Information to those within the Company who have a need to know it in the performance of their duties for the Company, (iii) Executive may disclose Confidential Information to parties outside the Company when, as and if he is expressly directed to do so by Executive’s supervisors within the Company, and (iv) Executive may disclose Confidential Information as expressly directed by judicial process, provided that Executive has promptly, and prior to making such disclosure, provided a copy of such judicial process to the Company and the Company does not intervene to oppose such disclosure. Executive shall use his best efforts to afford the Company sufficient time to intervene to oppose any such disclosure, including, if necessary, seeking reasonable extensions of Executive’s time to make such disclosure.

d.          Executive shall continue to abide by all of his obligations under this Agreement respecting Confidential Information not only during his employment with the Company, but also for all time after any termination, resignation or expiration of his employment with the Company, however caused.

e.          Notwithstanding the foregoing, after any termination or resignation of Executive from his employment with the Company, Confidential Information shall not include, and Executive shall not be restricted from divulging or using, any information which Executive can demonstrate (i) is or becomes generally available to the public other than as a result of a disclosure by Executive, (ii) was available to Executive on a non-confidential basis prior to its disclosure to Executive by the Company or any of its subsidiaries or associated entities, or (iii) becomes available to Executive on a non-confidential basis from a source other than the Company or any of its subsidiaries or associated entities, provided, however, that such source was not bound by a confidentiality agreement with the Company or any of its subsidiaries or associated entities, or was not otherwise prohibited from transmitting such information to Executive.

f.          Executive agrees that upon any termination, resignation or expiration of his employment with the Company, however caused, Executive shall deliver to the Company all writings, documents, recordings, computer discs or other media of recordation or storage in his possession, custody or control containing any Confidential Information (including, without limitation, all duplicates and copies), shall relinquish access to any computer maintained by or for the benefit of the Company or any of its subsidiaries or associated entities, and shall purge all such Confidential Information (in whatever form, including electronic data) from any electronic media or storage devices, including computers, in Executive’s possession, custody or control. To insure compliance with this Agreement, at the time of such termination, resignation or expiration, Executive shall provide the Company with a sworn statement, duly notarized, that Executive has performed each and every agreement and obligation contained or referred to in this Paragraph.

25.        COMPANY PROPERTY:  All inventions, improvements, systems, designs, ideas, business plans, sales techniques, approaches, surveys, prospect books, publications, memoranda, customer lists, files, notes, records, videotapes or any other business documentation or products (including, without limitation, Confidential Information) that Executive makes or conceives (either individually or jointly with others) or that are made available to Executive during his employment with the Company and until any termination, resignation or expiration of such employment for any reason, relating to and connected with his employment, or that Executive utilizes in carrying out his duties or responsibilities to the Company (the “Property”), shall be the Company’s exclusive property, and Executive assigns to the Company all of his rights, if any, in and to all such Property.

26.        TRADE NAMES, TRADEMARKS AND COPYRIGHT:  During his employment with the Company, and continuing for all time after any termination, resignation or expiration of such employment for any reason, Executive agrees that he shall never have or claim any right, title or interest in any trade name, trademark or copyright (statutory or common law) belonging to or used by the Company, its subsidiaries, successors, assigns or associated entities, and shall never have or claim any right, title or interest in any material or matter of any sort, prepared for or used in connection with advertising, solicitation, circulation, editorial content or promotion of the business of the Company, its subsidiaries, successors, assigns or associated entities, whether produced, prepared or published in whole or in part by Executive. Executive recognizes that the Company and/or its subsidiaries or associated entities now have and shall hereafter have and retain sole and exclusive rights in and to any and all such trade names, trademarks, copyrights, material and matter.

27.        INJUNCTIVE RELIEF:  Executive expressly acknowledges and agrees that the Property and the Confidential Information are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, and that a breach by Executive of any of the restrictive covenants contained in paragraphs 23 through 26 herein will cause the Company irreparable injury and damage for which there is no adequate remedy available at law. Executive further expressly acknowledges and agrees that the Company shall be entitled, in addition to any remedies available at law, to injunctive or other equitable relief to require specific performance, or to prevent a breach, of the provisions of Paragraphs 23 through 26 of this Agreement by Executive without any requirement or showing that the Company has suffered any damages from such breach.

28.        FURTHER INSTRUMENTS:  Each of the Company and Executive shall execute, acknowledge, deliver and procure the execution, acknowledgment and delivery to the other of any and all further instruments which the other may reasonably deem necessary or expedient to carry out or effectuate the purposes or intent of this Agreement.

29.        REPRESENTATIONS:  Executive represents and warrants to the Company that Executive has the capacity and right to negotiate and enter into this Agreement, and Executive’s execution, delivery and performance of this Agreement does not breach, interfere with or conflict with any other contractual agreement, covenant not to compete, option, right of first refusal or other existing business relationship or any judgment or order, in each case, to which Executive is a party or otherwise subject.

30.        SUCCESSORS AND ASSIGNS:  This Agreement shall not be assignable by the Company without the prior consent of Executive, which shall not be unreasonably withheld. For purposes of this Agreement a transfer of this Agreement in connection with a merger, sale of a majority of the outstanding shares or consolidation of the Company or a sale of substantially all of the Company assets shall not constitute an assignment. This Agreement shall be binding upon the successors, heirs, executors and personal representatives of Executive. This Agreement contemplates the rendition of personal services by Executive and is not assignable by Executive.

31.        SAVINGS CLAUSE:  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law. The Company’s rights and remedies provided for in this Agreement or by law shall, to the extent permitted by law, be cumulative.

32.        GOVERNING LAW AND CONSTRUCTION:  Any and all differences and disputes of whatever nature arising out of or relating to this Agreement (including, without limitation, the negotiation, execution, performance or termination of this Agreement) shall be governed by the laws of the State of Delaware applicable to contracts made, negotiated and to be performed entirely in such State without giving effect to its principles of conflicts of laws. With respect to all such differences and disputes, the parties agree and consent to be subject to the exclusive jurisdiction of the state and federal courts located in the State of Texas and consent to the exclusive venue of Texas.

33.        NOTICES:  All notices to be given under this Agreement shall be in writing and shall be given by hand, by overnight courier services which obtain acknowledgment of receipt or by certified or registered mail, return receipt requested, addressed to the party receiving such notice (each of the foregoing being referred to as “Written Notice”), or by facsimile transmission, such transmission being effective as of the date thereof if followed within ten (10) business days by Written Notice, as follows:

a.          if to the Company, to the Company’s address set forth above, with a copy to Andrews Kurth LLP, 1717 Main Street, Suite 3700, Dallas, Texas 75201, Attn: Dennis N. Ryan;

b.          if to Executive, to Executive’s address on file with the Company; or

c.          to either party at such other addresses as shall have been specified in a notice similarly given.

34.        FREEDOM TO EXECUTE AGREEMENT:  The Company and Executive each represent, warrant and agree that they are free to enter into this Agreement, and that they are not subject to any obligations or disability which would prevent them from or interfere with their fully keeping and performing all of the covenants and conditions to be kept or performed under such agreements. The Company and Executive further represent, warrant and agree that they have not made and will not make any grant or assignment which conflicts with or impairs the complete enjoyment of the rights and privileges granted to the Company and Executive under this Agreement. Executive has had the opportunity to consult with his personal attorney and to negotiate this Agreement at “arms-length”.

35.        ENTIRE AGREEMENT:  Except as expressly provided otherwise herein, this Agreement constitutes the entire agreement between the Company and Executive relating to the subject matters of this agreement, and all prior negotiations and understandings of the parties have been merged in such agreement. No modification of this agreement shall be valid unless in writing and executed by the parties hereto.

36.        WAIVER OF BREACH:  The waiver of a breach or default of or under any provision of this Agreement shall not be deemed a waiver of any other such breach or default of any kind or nature.

37.        APPROVALS:  This Agreement has been approved by the necessary vote of the Company’s Board of Directors of the Company.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

Company	DUNE ENERGY, INC.

	By:	/s/ ALAN D. GAINES
		Name:	Alan D. Gaines
		Title:	Chairman

Executive:	JAMES A. WATT

	By:	/s/ JAMES A. WATT
James A. Watt

Exhibit A-1

For the purposes of this Employment Agreement, whenever the term “Disability” is not defined in a Disability Plan that the Company may maintain for the benefit of its senior officers, that term shall mean that, for a period of “120 continuous days”, Executive is “limited” from performing the “material and substantial duties” of his “regular occupation” due to his “sickness” or “injury.”

For purposes of this definition:

“120 continuous days” shall mean 120 days of sickness or injury which meets all of the other criteria for a Disability as defined herein, with no lapse of greater than 30 days (consecutively or in the aggregate);

“limited” from performing a duty or function means that Executive is unable to perform such duty or function;

“material and substantial duties” means duties that are normally required for the performance of Executive’s “regular occupation” and cannot be reasonably omitted or modified;

“regular occupation” means all of the functions that Executive was routinely performing prior to the onset of the condition or conditions that resulted in the Company’s decision to terminate Executive’s employment for reasons related to Disability;

“sickness” means any illness or disease that renders Executive incapable of performing material and substantial duties of his employment under the Employment Agreement; and

“injury” means a bodily injury that is the direct result of an accident and not related to any other cause.